UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified in Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1.	Title of each class of securities to which transaction applies:

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On July 28, 2015, EXOR S.p.A. (“EXOR”) sent the following presentation to certain preferred shareholders of PartnerRe Ltd.:

EXOR Proposal for Preferred Shareholders Under current US law, in no event will PartnerRe preferred shareholders own securities treated by the Internal Revenue Service (“IRS”) as part of a “listed transaction” or “prohibited tax shelter” involving “fast-pay stock” as a consequence of the EXOR transactions described below. EXOR has commenced work on a EXOR parties and PRE use commercially reasonable efforts to obtain Ruling PRE has obtained IRS Ruling PRE promptly after closing commences proposed exchange offer in which the newly issued PRE preferred shares will have a 1% increased dividend, 5 years of call protection and 5 years of limited capital distributions to PRE’s (1) private letter ruling from the IRS (a “Ruling”) confirming that the proposed exchange offer for preferred shareholders will not result in a tax shelter transaction EXOR parties and PartnerRe (“PRE”) enter into Transaction Agreement Closing of EXOR-PRE Transaction prior to Closing PRE has not obtained IRS Ruling prior to Closing common shareholders shares EXOR S.p.A. makes lump sum payment of approximately $42.7(2) million to preferred shareholders at Closing, but are otherwise identical to current preferred PRE promptly after closing commences proposed alternate exchange offer, in which the newly issued PRE preferred shares will have the same dividend rate of the existing preferred shares, but with 5 years of call protection and 5 years of limited capital distributions. Right to exchange is voluntary(3) and is in addition to cash payment. (1) PRE will distribute less than 67% of its US GAAP net income to common shareholders until December 31, 2020. (2) Equivalent to the entire amount of 1% increased dividend payments for 5 years. (3) EXOR’s counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, based on facts and circumstances known today, would be prepared to issue a tax opinion that the EXOR Transaction as described above will not be characterized as an abusive tax shelter and the exchange will be tax deferred for U.S. tax purposes.AXIS Proposal for Preferred Shareholders Unlike the EXOR Transactions, AXIS does not provide alternatives to PRE preferred shareholders if the IRS ruling is not obtained. AXIS-PRE entered into Amalgamation Agreement NO COMMITMENT TO COMMENCE WORK ON A RULING UNTIL CLOSING DATE Closing of AXIS-PRE Amalgamation Agreement Obtain IRS Ruling prior to 12/31/16 No IRS Ruling prior to 12/31/16 Amalgamated company commences exchange offer to exchange PRE preferred shares for newly issued preferred shares with a 1% increased dividend and 5 years of call protection, BUT NO LIMITATION ON DISTRIBUTIONS TO COMMON SHAREHOLDERS NO ENHANCEMENTS FOR PRE PREFERRED SHARES

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speaks only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. EXOR has filed a proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

This press release does not address the tax consequences to holders of PartnerRe preferred shares that receive surviving company shares in the merger. Holders of PartnerRe preferred shares are urged to consult their tax advisors as to the United States federal, state, local and non-United States tax consequences to them of participating in the merger, some of which are uncertain and may depend on such holders’ individual circumstances.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals. Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with the SEC, Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Proxy Statement.